[LETTERHEAD OF WIEN, MALKIN & BETTEX]










						      Exhibit 2(b)


				       August 8, 1996




	 TO PARTICIPANTS IN GARMENT CAPITOL ASSOCIATES:

	      We enclose the comparative combined operating report of 4987 Corporation and 498 Seventh Avenue Associates, for the lease years ended April 30, 1996 and April 30, 1995. Additional rent is payable to Garment Capitol Associates equal to 50% of net profit in excess of $200,000 per annum. The lessee incurred a loss of $1,862,412 for the lease year ended April 30, 1996; therefore, there was no additional rent.

	      On July 26, 1996, we wrote to inform you of recent developments regarding your investment in Garment Capitol Associates, the fee owner of 498 Seventh Avenue in New York City, and to request your consent to a sale of the property.

	      If you have any question, please communicate with Stanley Katzman (212) 850-2630.

				       Cordially yours,

				       WIEN, MALKIN & BETTEX

				       BY:  Stanley Katzman
	 SK:fm
	 Encs.

	[LETTERHEAD OF KAUFMAN GOLDSTEIN]














	 4987 Corporation
	 60 East 42nd Street
	 New York, New York 10165

	 Gentlemen:

	       In accordance with our engagement, we have reviewed the special-purpose comparative combined statement of income and expense, as defined, of 4987 Corporation and 498 Seventh Avenue Associates for the lease years ended April 30, 1996 and 1995.

	       Our engagement included the examination of statements of receipts and disbursements, together with supporting records, submitted by Helmsley-Spear, Inc., the managing agent for the property, but did not include the verification by direct communication of the income from tenants or liabilities and disbursements to vendors.

	       In our opinion, subject to the above, the accompanying special-purpose comparative combined statement of income and expense presents fairly the combined net operating (loss), as defined, of 4987 Corporation and 498 Seventh Avenue Associates for the lease years ended April 30, 1996 and 1995.

				    Respectfully submitted,



				    Kaufman Goldstein


	 New York, New York
	 May 22, 1996

		4987 Corporation and 498 Seventh Avenue Associates
	       Comparative Combined Statement of Income and Expense
				    (Unaudited)



				      May l, 1995     May 1, 1994
					through         through      Increase
				     April 30, 1996  April 30, 1995 (Decrease)

  Income:
     Rent                               $6,280,797     $6,395,782    ($114,985)
     Electricity - net                     (52,167)       (32,770)   (  19,397)
     Real estate tax refund                    -0-        470,454    ( 470,454)
     Miscellaneous                         113,276        105,293        7,983
					 ---------      ---------    ---------
	Total Income                     6,341,906      6,938,759    ( 596,853)
					 ---------      ---------    ---------
  Expenses:

     Rent paid                           1,090,000      1,090,000          -0-
     Labor costs                         1,467,021      1,348,879      118,142
     Real estate taxes                   1,999,790      2,455,608    ( 455,818)
     Repairs, supplies and improvements  1,874,920      2,684,061    ( 809,141)
     Management and leasing                689,280        588,076      101,204
     Steam                                 294,386        196,903       97,483
     Water - net                           123,975    (    28,315)     152,290
     Professional fees                     207,839        280,256    (  72,417)
     Insurance                             187,832        190,016    (   2,184)
     Amortization of elevator
       improvements                        201,183        201,183          -0-
     Interest on notes payable -
	re elevator improvements               -0-          2,937    (   2,937)
     Fire alarm service                     27,559         30,356    (   2,797)
     Cartage                                12,882         50,240    (  37,358)
     Miscellaneous                          27,651         70,590    (  42,939)
					----------     ----------    ---------

     Total Expenses                      8,204,318      9,160,790    ( 956,472)
					 ---------      ---------    ---------
  Net (loss) for the lease year        ( 1,862,412)   ( 2,222,031)   ( 359,619)

  Less, Exclusion under lease                  -0-            -0-          -0-
					-----------    -----------   ----------
  Net income subject to
     additional rent                           -0-            -0-          -0-
					$==========    $==========   $=========

  Additional rent, at 50%                      -0-            -0-          -0-
					$==========    $==========    $========




  The accompanying letter of transmittal is an integral part of this statement.